Exhibit 10.1


                          MICROCOM, INC.

           1993 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
        (As Amended and Restated Effective March 17, 1995)
                          ______________


Section 1.  Purpose of Plan

     The purpose of this Microcom, Inc. 1993 Non-Employee
Director Stock Option Plan ("Plan") is to enable Microcom, Inc.
(the "Company") to attract and retain non-employee directors and further align their interests with those of the shareholders by providing for or increasing their equity interests in the Company.

Section 2.  Administration

     This Plan shall be administered by the Board of Directors of the Company (the "Board") or by the Compensation Committee appointed by the Board (the "Committee"). In the event the Board refrains from delegating administration of this Plan to the Committee, the Board shall have all power and authority to administer this Plan. In such event, the word "Committee" wherever used herein shall be deemed to mean the Board. The Committee shall, subject to the provisions of the Plan, have the power to construe this Plan, to determine all questions hereunder, and to adopt and amend such rules and regulations for the administration of this Plan as it may deem desirable.

Section 3.  Persons Eligible Under Plan

     Each member of the Board who is not an employee of the Company or any of its subsidiaries (a "Non-Employee Director") shall be eligible for the grant of Options (as hereinafter defined) under this Plan.

Section 4.  Available Shares

     The total number of shares of Common Stock, par value $.01 per share, of the Company ("Common Shares"), for which options may be granted under this Plan shall not exceed 150,000 shares, subject to adjustment as provided in Section 6 hereof. Shares subject to this Plan are authorized but unissued Common Shares or Common Shares that were once issued and subsequently reacquired by the Company. If any Options (as hereinafter defined) granted under this Plan are surrendered before exercise or lapse without exercise, in whole or in part, the Common Shares reserved therefor shall continue to be available under this Plan.




Section 5.  Options

     (a) Initial Grants. Each person who is a Non-Employee Director shall, on March 17, 1995 without further action by the Board or the Committee, automatically be granted an option ("Option") to purchase 16,000 Common Shares, subject to adjustment as provided in Section 6 hereof. In addition, each person who first becomes a Non-Employee Director after March 17, 1995 shall, on the date such person becomes a Non-Employee Director, without further action by the Board or Committee, automatically be granted an Option to purchase 16,000 Common Shares, subject to adjustment as provided in Section 6 hereof.

     (b) Annual Grants. On April 15, 1996 and on April 15 of each succeeding year during the term of this Plan, or, if April 15 shall not be a business day, the business day immediately preceding such date, each person who is a Non-Employee Director shall without further action by the Board or Committee automatically be granted an Option to purchase 4,000 Common Shares, subject to adjustment as provided in Section 6 hereof.

     (c) Insufficient Shares. Notwithstanding the foregoing, if, on any date upon which Options are to be granted under
Section 5(a) or (b) hereof, the number of Common Shares remaining available for issuance under this Plan is insufficient for the grant of Options to purchase the total number of Common Shares specified in such section, then each Non-Employee Director entitled to receive an Option on such date shall be granted an Option to purchase a proportionate amount of the available number of Common Shares (rounded down to the greatest number of whole shares). Except for the specific Options referred to in Section 5(a) and (b) above, no other Options shall be granted under this Plan.

     (d) Option Price and Terms. Each Option shall be evidenced by a written option agreement that shall contain the following terms and provisions:

     (i) The exercise price per Common Share shall be equal to the Fair Market Value (as hereinafter defined) of one Common Share on the date of grant of such Option. If, at the time an Option is granted the Company's Common Shares are publicly traded, "Fair Market Value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Shares on the principal national securities exchange on which the Common Shares are traded, if the Common Shares are then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Shares on the Nasdaq National Market System, if the Common Shares are not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Shares are not then reported on the Nasdaq National Market System or on a national securities exchange. If, at the time an Option is granted under the Plan, the Company's Common Shares are not publicly traded, "Fair Market Value" shall be the fair market value on the date the Option is granted as determined by the Committee in good faith.

         (ii) Payment of the exercise price of the Option shall be made in full in cash or by check concurrently with the exercise of the Option.

        (iii) The Option shall be nontransferable by the optionee other than by will or the laws of descent and distribution, and shall be exercisable during the optionee's life time only by the optionee or the optionee's guardian or legal representative.

         (iv) Options granted pursuant to this Section 5 shall be immediately exercisable and shall expire upon the first to occur of the following:

               (A) the third anniversary of the date upon which the optionee shall cease to be Non-Employee Director, or

               (B)  the tenth anniversary of the date of grant.

          (v) Shares issued upon exercise of an Option granted hereunder which are unvested shall be subject to repurchase by the Company, at the Company's election, at a price equal to the exercise price of the Option if the optionee either
     (A) ceases to be a Non-Employee Director for any reason whatsoever other than death or permanent disability or (B) proposes to sell or otherwise transfer such shares. Shares shall vest and become free of the Company's repurchase right in accordance with the following:

          (a) shares issued upon exercise of an Option granted pursuant to Section 5(a) shall vest in three annual installments of 32%, 33% and 35% on the first, second and third anniversaries, respectively, of the date of grant;

          (b) shares issued upon exercise of an Option granted pursuant to Section 5(b) shall vest in full on the first anniversary of the date of grant; and

          (c) shares issued upon exercise of any Option granted under the Plan to an optionee who ceases to be a Non-
     Employee Director due to death of permanent disability shall be fully vested upon such cessation of service.

     Within 30 days of the date of notice from the Company of exercise of its repurchase rights, the shares to be repurchased shall be transferred by the optionee to the Company against payment by the Company of the purchase price specified above. If the Company shall fail to exercise its repurchase rights within 120 days of the date the optionee ceases to serve as a Non-Employee Director, the repurchase rights with respect to the shares imposed by this Section 5(v) shall terminate and the optionee may thereafter transfer the shares, subject, however, to such other restrictions on transfer as may then exist thereon. If an optionee fails to comply with any of the provisions of this
     Section 5(v), the Company, at its option, and in addition to its other remedies, may suspend the rights of the optionee to vote or receive dividends on the shares or may refuse to register on its books any transfer of the shares or otherwise recognize any transfer or change in the ownership of the shares or in the right to vote thereon, until the provisions of this Section are complied with to the satisfaction of the Company.

        (vi) Such other terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall include in the written option agreement.

Section 6.  Adjustments

     (a) Stock Dividends, Recapitalization, Etc. If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into a different number or kind of securities of the Company, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular cash dividend) or other distribution, stock split, reverse stock split or the like, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Options theretofore granted under this Plan, and
(ii) the maximum number and type of shares or other securities that may be issued pursuant to Options thereafter granted under this Plan.

     (b) Merger, Sale of Assets, Etc. If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation or if the Company is liquidated or sells or otherwise disposes of all or substantially all of its assets while unexercised Options remain outstanding under the Plan, as of the date thirty (30) days prior to such transaction (i) all outstanding Options shall become fully vested and exercisable in full, and (ii) any Options which remain unexercised as of the day prior to the effective date of the transaction shall be cancelled as of such day and shall not thereafter be exercisable by anyone; provided that the accelerated exercisability of Options shall be contingent on completion of the transaction and shall be null and void if the transaction is not consummated; and provided, further, that accelerated exercisability pursuant to this provision shall not extend the expiration date for any Option determined pursuant to
Section 5.


Section 7.  Amendment and Termination of Plan

     The Board may amend or terminate this Plan at any time and in any manner, subject to the following:


     (a) no such amendment or termination shall deprive the recipient of any Option theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto; and

     (b) Section 5 hereof shall not be amended more than once every six months other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security
Act of 1974, or the rules thereunder.

Section 8.  Effective Date and Duration of Plan

     The Plan became effective on April 21, 1993, the date it was originally adopted by the Board, and was approved by stockholders on July 15, 1993. This amendment and restatement of the Plan was approved by the Board effective March 17, 1995 and was approved by stockholders on July 20, 1995. This Plan shall terminate and no Options shall be granted hereunder after April 15, 2003.